As filed with the Securities and Exchange Commission on July 15, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-1699753
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17146 Feathercraft Lane, Suite 450
Webster, Texas	77598
(Address of Principal Executive Offices)	(Zip Code)

NAUTICUS ROBOTICS, INC. 2022 OMNIBUS INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

Nicholas J. Bigney
General Counsel
Nauticus Robotics, Inc.
17146 Feathercraft Lane, Suite 450
Webster, Texas 77598
(Name and Address of Agent for Service)

(281) 942-9069
(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Robert C. Morris
Brandon T. Byrne
Norton Rose Fulbright US LLP
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-8404

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Nauticus Robotics, Inc. (the “Company”) to register an additional 12,973,853 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) for issuance pursuant to the Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan, as amended (the “Plan”). The Plan was described in the Company’s definitive Proxy Statement for its 2024 Annual Meeting of Stockholders held on May 28, 2024. An amendment to the Plan to add an additional 12,973,853 shares to the Plan was approved by the Company’s stockholders at that meeting.

The 12,973,853 shares being registered hereby are in addition to the shares of Common Stock registered by the Company’s prior Registration Statement on Form S-8 (the “Prior Registration Statement”) filed on January 23, 2023 (File No. 333-269349). The contents of the Prior Registration Statement is incorporated by reference herein except as otherwise amended or superseded hereby. After giving effect to the additional shares registered under this Registration Statement, the aggregate number of shares of Common Stock registered for issuance under the Plan will be 25,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the SEC are incorporated in this Registration Statement by reference:

1.the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 10, 2024;

2.the Company’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

3.the Company’s definitive proxy statements on Schedule 14A filed with the SEC on April 26, 2024 and April 29, 2024;

4.the Company’s Current Reports on Form 8-K, filed with the SEC on January 5, 2024, January 19, 2024, January 26, 2024, February 1, 2024, February 5, 2024, February 22, 2024, April 10, 2024, April 22, 2024, and May 1, 2024, May 20, 2024 and, May 28, 2024, May 30, 2024, June 13, 2024 and June 18, 2024;

5.the description of the Company’s securities which is contained in a Registration Statement on Form 8-A filed on July 14, 2021 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

All documents filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that we have disclosed or may disclose under Item 2.02 or 7.01 (and any related exhibits) of any Current Report on Form 8-K that we have from time to time furnished or may furnish to the SEC be incorporated by reference into, or otherwise become part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1
Second Amended and Restated Certificate of Incorporation of Nauticus Robotics, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2022)

4.2	Amended and Restated Bylaws of Nauticus Robotics, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 15, 2023)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on July 6, 2021)
4.4	Nauticus Robotics, Inc. 2022 Omnibus Incentive Plan, as amended (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on April 29, 2024
5.1*	Opinion of Norton Rose Fulbright US LLP with respect to the legality of the securities being registered
23.1*	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1)
23.2*	Consent of Whitley Penn LLP, independent registered public accounting firm
24.1*	Power of Attorney (included on signature pages hereto)
107.1*	Calculation of Filing Fee Table
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Webster, State of Texas, on July 15, 2024

NAUTICUS ROBOTICS, INC.

By:	/s/ John W. Gibson, Jr.
Name: John W. Gibson, Jr.
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John W. Gibson, Jr. and Nicholas J. Bigney, and each of them, singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting until each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John W. Gibson, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
John W. Gibson, Jr.		July 15, 2024

/s/ Victoria Hay	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Victoria Hay		July 15, 2024

/s/ William H. “Bill” Flores	Chairman of the Board
William H. “Bill” Flores		July 15, 2024

/s/ James Bellingham	Director
James Bellingham		July 15, 2024

/s/ Adam Sharkawy	Director
Adam Sharkawy		July 15, 2024

/s/ Eli Spiro	Director
Eli Spiro		July 15, 2024